EXHIBIT 99.1

Lakeland Industries Announces the Acquisition of Jolly Scarpe Footwear

Strategic Acquisition Expands Lakeland's Global Fire Services Portfolio with Jolly Scarpe’s Leading Professional Footwear Offering for First Responders

HUNTSVILLE, AL / ACCESSWIRE / February 5, 2024 / Lakeland Industries, Inc. (NASDAQ:LAKE) (the "Company" or "Lakeland"), a leading global manufacturer of protective clothing for industry, healthcare and first responders on the federal, state and local levels, announced today the acquisition of Italy and Romania-based Jolly Scarpe S.p.A. and Jolly Scarpe Romania S.R.L. (collectively, "Jolly") in an all-cash transaction valued at approximately $9.3 million subject to post-closing adjustments and customary holdback provisions.

Jolly is a leading designer and manufacturer of professional footwear for the firefighting, military, police, and rescue markets. The company is headquartered in Montebelluna, Italy, with manufacturing operations in Bucharest, Romania, and has 150 employees.  Jolly provides a differentiated product portfolio through its continued investment in research and development and use of modern materials and cutting-edge technologies in the production of its footwear. The existing staff and management team will remain in place and will continue to service customer needs.

Jim Jenkins, Acting CEO and Executive Chairman of Lakeland, said, "This strategic acquisition is another significant milestone in our global fire services expansion efforts, completing our ability to serve the world’s firefighters from head-to-toe. Jolly’s strong brand has a well-established reputation for quality and innovative professional footwear design and manufacturing in the growing first responder safety market. Jolly has a comprehensive range of boot models, styles, and certifications and has demonstrated the ability to develop new products and sell successfully around the world. We expect Jolly to add $14 to $16 million of sales revenue to Lakeland this fiscal year and to be immediately accretive."

Mr. Jenkins added, "This acquisition significantly expands Lakeland's fire product offerings to our existing customer base while enhancing our geographic presence in continental Europe and other international locales. Importantly, Jolly is highly complementary to Lakeland's current fire service business. The addition of Jolly's products and capabilities to Lakeland's portfolio presents another compelling cross-selling opportunity that we will be able to leverage across Lakeland's global sales and distribution channels. The combination of a complementary, premium product portfolio, global reach, talented team, and cross-selling opportunities makes this a great strategic fit for Lakeland."

Mr. Jenkins concluded, "We are excited to welcome Jolly to the Lakeland family."

Maynard Nexsen acted as legal advisor to Lakeland. Walder Wyss Ltd. acted as legal advisor to Jolly.

ABOUT JOLLY

Jolly is a leading designer and manufacturer of professional footwear for the firefighting, military, police, and rescue markets. Jolly products are used by both local and national police force operators, firefighters, numerous rescue, and multi-utilities bodies, both in the Italian and foreign markets. Jolly’s military collection, Cosmas, is used by Italian and foreign armed forces, with models specifically designed for the various military defense departments. The company has 150 employees and is headquartered in Montebelluna, Italy with manufacturing operations in Bucharest, Romania.

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ABOUT LAKELAND

We manufacture and sell a comprehensive line of industrial protective clothing and accessories for the industrial and public protective clothing market under the “Lakeland,” “Eagle,” “Pacific Helmets,” “Jolly,” and “Cosmas” family of global brands. Our products are sold globally by our in-house sales teams, our customer service group, and authorized independent sales representatives to a network of over 2,000 global safety and industrial supply distributors. Our authorized distributors supply end users, such as integrated oil, chemical/petrochemical, automobile, transportation, steel, glass, construction, smelting, cleanroom, janitorial, pharmaceutical, and high technology electronics manufacturers, as well as scientific, medical laboratories and the utilities industry. In addition, we supply federal, state and local governmental agencies and departments, such as fire and law enforcement, airport crash rescue units, the Department of Defense, the Department of Homeland Security and the Centers for Disease Control. Internationally, we sell directly to a mixture of end-users and industrial distributors, depending on the particular country and market. In addition to the United States, sales are made into more than 50 foreign countries, the majority of which were into China, the European Economic Community ("EEC"), Canada, Chile, Argentina, Russia, Kazakhstan, Colombia, Mexico, Ecuador, India, Uruguay, Middle East and Southeast Asia. For more information concerning Lakeland, please visit the Company online at www.lakeland.com.

SAFE HARBOR STATEMENT

This press release contains "forward-looking statements" as that phrase is defined in the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, which address Lakeland's expectations of sources or uses for capital, or which express the Company's expectation for the future with respect to financial performance or operating strategies, including statements regarding the anticipated synergies and opportunities relating to the acquisition, can be identified as forward-looking statements. Forward-looking statements involve risks, uncertainties and assumptions as described from time to time in Press Releases and Forms 8-K, registration statements, quarterly and annual reports and other reports and filings filed with the Securities and Exchange Commission or made by management. As a result, there can be no assurance that Lakeland's future results will not be materially different from those described herein as "believed," "projected," "planned," "intended," "anticipated," "can," "estimated" or "expected," or other words which reflect the current view of the Company with respect to future events. We caution readers that these forward-looking statements speak only as of the date hereof. The Company hereby expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which such statement is based, except as may be required by law.

CONTACT

Lakeland Industries, Inc.

256-600-1390

Roger Shannon, CFO

rdshannon@lakeland.com

SOURCE: Lakeland Industries, Inc.

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